Corporate Software Licence and Maintenance
                                    Agreement

                                     between

                               SHELL INTERNATIONAL
                          EXPLORATION & PRODUCTION B.V.

                                       and

                                 XOX CORPORATION

                                       for

                    the Use of the Computer Software known as
                      SHAPES(R) Geometric Computing System


                           (CONTRACT NO EP/CSA/96196)



                                               TABLE OF CONTENTS

                                                                                                  PAGE

                     Agreement                                                                       3
Article 1            Definitions                                                                     3
Article 2            Scope of licence                                                                5
Article 3            Delivery, installation, testing and acceptance                                  6
Article 4            Maintenance, Help Desk and Support                                              6
Article 5            Proprietary rights                                                              8
Article 6            Warranty and representations                                                    9
Article 7            Security                                                                        9
Article 8            Secrecy                                                                        10
Article 9            Liability and insurance                                                        11
Article 10           Remuneration and payment                                                       12
Article 11           Conversion                                                                     12
Article 12           Export regulations                                                             13
Article 13           Independent party                                                              13
Article 14           Source code escrow                                                             13
Article 15           Termination                                                                    13
Article 16           Legal construction                                                             14
Article 17           Communications                                                                 15



Appendix I           Licence Specific Details:
                     The Software, the Documentation, the Operating System Environment,
                     Effective Date, Escrow Requirements.
Appendix II          Reporting Obligations
Appendix III         Secrecy Declaration
Appendix IV          Prices, Schedule of Rates, Payment Schedule
Appendix V           Escrow Documentation
Appendix VI          Pro-Forma Support Agreement





The Agreement is made between

SHELL INTERNATIONAL EXPLORATION & PRODUCTION B.V., a company incorporated under Netherlands law, having its place of business at Carel van Bylandtlaan 30, 2596 HR The Hague (hereinafter referred to as 'SHELL'); and


XOX CORPORATION, a company incorporated under Delaware law, having its place of business at 1450 Energy Park Drive, Suite 120, Saint Paul, Minnesota 55108 (hereinafter referred to as 'LICENSOR').


WHEREAS


LICENSOR is authorised, willing and able to make available to SHELL and Affiliates of SHELL (as defined below) the Software (as defined below) and maintenance thereof and support (if so desired), and


SHELL wishes to acquire a licence from LICENSOR giving SHELL and Affiliates of SHELL the right to use the Software and receive maintenance and support thereof, all upon the terms and conditions of the Agreement.


NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS
The following definitions shall apply to the Agreement as defined below. Words used in the singular shall be used in the plural where the context so requires.

1.1    'AFFILIATE OF SHELL'
means:

        a) N.V. Koninklijke Nederlandsche Petroleum Maatschappij, a Netherlands company, The "Shell" Transport and Trading Company p.l.c., an English company, and any company other than SHELL which is for time being directly or indirectly affiliated with these two companies or either of them.

       For the purpose of this definition a particular company is:

        (i) directly affiliated with a company or companies if the latter beneficially hold 50% (fifty percent) or more of the shares carrying the right to vote at a general meeting (or its equivalent) of the particular company, and

        (ii) indirectly affiliated with a company or companies ("the parent company or companies") if a series of companies can be specified, beginning with the parent company or companies and ending with the particular company, so related that each company of the series, except the parent company or companies, is directly affiliated with one or more companies earlier in the series.

        b) Any company not falling under the definition set out in (a) above which is for the time being managed or operated by a company as defined in (a) above or which has a construction, operating or technical services agreement with SHELL and/or company as defined in (a) above.

        c) The Shell Oil Company of Houston (including its Bellaire Technology Center, Shell E&P Technology Co.) is a wholly owned Affiliate and hereinafter referred to as 'SOC'.


1.2    'AGREEMENT'
means this document including the Appendices I to V attached hereto, and any amendment in writing as may subsequently be agreed between the parties.

1.3    'CONFIDENTIAL INFORMATION'
means all knowledge and information of whatever nature disclosed to or acquired by the LICENSOR or SHELL in connection with the Agreement directly or indirectly from the other party, to the extent that such knowledge and information at the time of disclosure or acquisition is not:
       a) in the lawful and unrestricted possession of the LICENSOR or SHELL, or
       b)  part of public knowledge or literature.


1.4    'CONFIDENTIAL RECORD'
means any document, computer software or other material containing Confidential Information. Confidential Information shall be deemed to include Confidential Record.

1.5    'CONTRACTOR'
means companies, other than Affiliates of SHELL, and individuals working under technical service, consultancy, development, maintenance or other contracts for SHELL and/or Affiliates of SHELL.

1.6    'DOCUMENTATION'
means the Software's accompanying documentation as updated from time to time in whatever form supplied by LICENSOR under the Agreement and includes, the functional specifications of the Software, the users manuals, information material and all other documentation necessary or useful in describing, evaluating, installing, configuring, reviewing, using, maintaining and supporting the Software. The Documentation may be provided in machine readable form on appropriate media, in which case any necessary software required to install and access the Documentation and any necessary licence therefor shall be supplied by LICENSOR at no additional cost to SHELL. The Documentation current on the Effective Date (as defined below) is listed in Appendix I.

1.7.   'EFFECTIVE DATE'
means the date given in Appendix I - Licence Specific details.

1.8.   'GROSS NEGLIGENCE'
means wilful misconduct or disregard for foreseeable and harmful consequences which should have been anticipated by a person of ordinary prudence.

1.9.   'HELP DESK'
means the help desk services described in Article 4.2.

1.10.  'LICENSOR PERSONNEL'
means the employees, directors, sub-contractors, representatives and agents of LICENSOR and the employees of such sub-contractors, representatives and agents.

1.11.  'MAINTENANCE'
means the maintenance services described in Article 4.1.

1.12.  'OPERATING SYSTEM ENVIRONMENT'
means the computer hardware and operating system(s) and data bases (if applicable) under the control of SHELL on which the Software is generally supported by LICENSOR. A list of the Operating System Environment(s) currently supported is specified in Appendix I.

1.13.  'PATCHES'
means a Release of the Software which is for error correction, made as a result of the identification of errors in the Software.


1.14.  'RELEASE'
means such consecutive versions of the Software as LICENSOR decides to market in the normal course of business. Release shall include, as the case may be, Patches, Updates and Versions.

1.15.  'ROYALTY PAYMENT'
means the total amount of monies owed by SHELL to LICENSOR, at a rate of $750.00 per end user copy, for all copies of the Software shipped by the Bellaire Technology Center, whether for internal or external use, which will be calculated on an annual basis. Such payments shall be invoiced direct to Shell Oil Company, located in Houston, Texas, under the terms of the prior agreement between LICENSOR and Shell Oil Company.

1.16.  'SHELL PERSONNEL'
means employees, directors, Contractors, sub-contractors, representatives, agents of SHELL and Affiliates of SHELL and employees of such Contractors, sub-contractors, representatives, agents.

1.17.  'SOFTWARE'
means the Software specified in Appendix I, all future Releases thereof and the Documentation related thereto.

1.18.  'THIRD PARTY'
means any party other than the LICENSOR, SHELL and Affiliates of SHELL.

1.19.  'UPDATES'
means a release which includes numbers of Patches (the term Upgrade shall have the same meaning as the term Update). Updates shall not include any future products which XOX packages and licenses separately.

1.20   'VERSION'
means a release which at least shall include all Patches and Updates issued since the previous Version together with the results of research and development over a period of time, and will incorporate changes to enable the Software to operate in conjunction with later versions/releases of the Operating System Environment, relational databases, mail systems and any other necessary pre-requisite products insofar as these are generally available and supported by LICENSOR. A Version of any particular item of the Software shall be based on the previously offered Version and shall have equivalent or enhanced functionality with such corrections and amendments as LICENSOR at its sole discretion decides to include. Version shall not include any future products which XOX packages and licenses separately.

In the event that the LICENSOR markets a product functionally similar to the Software but under a new identity, and if that product is a direct development of the Software, and if concomitantly with or soon after the release the LICENSOR ceases maintenance of the Software, then the product shall itself be deemed to be a Version of the Software and shall be issued to SHELL and subsequently maintained by the LICENSOR in the same way and under the same terms and conditions as a Release of the Software.

ARTICLE 2 - SCOPE OF LICENSE

2.1    GRANTING OF LICENSE
LICENSOR, warranting that it is entitled to do so, hereby grants to SHELL, who hereby accepts, a perpetual, non-exclusive, irrevocable and non-transferable licence (unless terminated in accordance with Article 5.7 or 15.2a) to use the Software and the Documentation within SHELL in accordance with the Agreement. To the extent that the Software and the Documentation may be protected by copyright or other intellectual or industrial property rights of LICENSOR, SHELL shall enjoy a perpetual, non-exclusive and irrevocable licence under such rights for the purposes described herein. SHELL shall be exclusively responsible for the supervision, management and control of its use of the Software.

2.2    USAGE RIGHTS
The licence to use the Software and Documentation granted hereunder entitles:
a) SHELL and Affiliates of SHELL, to make an unlimited number of copies of and use the Software and the Documentation within SHELL for purposes of normal operational use, including the development and distribution of computer applications within SHELL that incorporate such Software, emergency back-up, security fall-back, help-desk, training, testing, demonstration, installation and archiving;

b) SHELL and Affiliates of SHELL to grant SHELL Personnel access to the Software from their working locations, including users working from their homes (teleworkers) or from the premises of Contractors;

c) SHELL and Affiliates of SHELL to do all other acts which are necessary to use the Software as intended, including error correction, virus testing and in order to achieve interoperability of the Software with other programs; and

d) SHELL and Affiliates of SHELL to distribute the Software to Affiliates of SHELL and Contractor.


2.3    USE BY CONTRACTOR
Contractor is entitled to use the Software solely to the extent required for the performance of Contractor's contractual obligations to SHELL and/or any Affiliate of SHELL. SHELL and/or any Affiliate of SHELL shall, if so requested by LICENSOR, arrange that Contractor is bound by secrecy provisions vis-a-vis SHELL and/or Affiliate of SHELL, as the case may be, no less stringent than those contained in the Agreement.

2.4    AFFILIATES OF SHELL CHANGES
The licence to use the Software and the Documentation is for use by SHELL and Affiliates of SHELL and includes any future changes thereof. Subject to the written approval of LICENSOR, companies ceasing to be Affiliates of SHELL shall have the right to continue to use the Software and receive Maintenance on the terms and conditions of the Agreement for one year following the effective date of such change at no additional cost. SHELL will inform LICENSOR of the date of expiry of such a twelve month period at least six months prior to the date of expiry.

2.5    MEMBERSHIP OF PRODUCT DEVELOPMENT FORA
SHELL and/or Affiliates of SHELL nominated by SHELL shall be entitled to participate in any product development fora of LICENSOR relevant to the business of SHELL and/or Affiliates of SHELL AND AT NO MEMBERSHIP COST.

2.6    COMPUTER SYSTEMS
SHELL, Affiliates of SHELL and Contractor shall be free to run the Software within SHELL and/or Affiliates of SHELL on any computer system defined within the Operating System Environment for the internal business purposes of SHELL and Affiliates of SHELL.

2.7    REPORTING AND REVIEW
SHELL and LICENSOR'S reporting obligations are specified in Appendix II.

ARTICLE 3 - DELIVERY, INSTALLATION, TESTING AND ACCEPTANCE

3.1      This Article not used.

3.2      This Article not used.

3.3    TESTING
Upon receipt of any new Version, SHELL may during a test period of no more than forty-five (45) days, unless otherwise agreed in writing, arrange that a series of agreed standard tests is conducted to investigate whether the Version operates and performs properly and in accordance with the Documentation.

3.4    ACCEPTANCE
Acceptance of the Version shall occur when the relevant tests, in SHELL's reasonable opinion, shows that the Version operates and performs properly and in accordance with the Documentation and confirmation thereof is given by SHELL to LICENSOR in writing.

In the event that SHELL does not notify LICENSOR within ninety (90) days from the completion of the relevant tests, the Version shall thereafter be deemed accepted.

Any acceptance as described above shall not relieve LICENSOR from any of its obligations or liabilities under the Agreement or at law.

3.5    NON-ACCEPTANCE
If, in the reasonable opinion of SHELL, the tests show that the Version does not operate and perform properly and in accordance with the Documentation, SHELL shall notify LICENSOR thereof in writing. Upon receipt of such notice, LICENSOR shall promptly and without additional charge provide any support services in respect of the Version that is necessary to ensure that the Version operates and perform properly and in accordance with the Documentation and the warranties given by LICENSOR in the Agreement whereafter Articles 3.3, 3.4 and 3.5 shall apply again.

ARTICLE 4 - MAINTENANCE, HELP DESK AND SUPPORT

4.1    MAINTENANCE
LICENSOR shall, subject to Article 15.3, provide SHELL with the Maintenance as described below in order to ensure that the Software remains in good working order and operates and performs properly and in accordance with the Documentation and that Releases are provided which enable the Software to operate with later operating system/hardware platforms, and other necessary environmental products as they become available in the market and are generally supported by LICENSOR.

LICENSOR shall in all events furnish SHELL with new Releases in time to ensure reasonable inter-operability with new releases of the Operating System Environment.

LICENSOR shall provide SHELL with Maintenance of any Version for six months from the date of the general release of a new Version, after which time only the new Version shall be provided Maintenance. SHELL and Affiliates of SHELL are, when a new Version is released, free to continue to use the Version they currently use.

On receipt of any Release and in case SHELL and/or any Affiliate of SHELL, as the case may be, wish to adopt it, SHELL will test such Release in accordance with Article 3.3 prior to implementation.

If the Release, in the reasonable opinion of SHELL proves to be in good working order and SHELL wishes to adopt it, confirmation thereof shall be given to LICENSOR in writing. In case of non-acceptance Article 3.5 shall apply.

4.2    HELP DESK
Help Desk assistance, to the extent reasonably possible, will be provided to SHELL 18 hours per day as follows: LICENSOR shall provide SHELL and Affiliates of SHELL with telephone/fax/E-mail numbers which nominated focal points can use during local business hours in the United States (defined as 0800 to 1700 hours, U.S. Central Time, on local workdays but excluding American public holidays) to get assistance from nominated LICENSOR Personnel who will act as the Help Desk during specified hours.

LICENSOR shall provide SHELL and Affiliates of SHELL with telephone/fax/E-mail numbers which nominated focal points can use outside local business hours, U.S. Central time (defined as 0900 to 1800 hours, Indian Standard Time (I.S.T.), on local workdays but excluding Indian public holidays) to get assistance from nominated personnel at the LICENSOR's location in India, who will act as the Help Desk during specified hours.

Up to three nominated focal points at any one time may be assigned within SHELL, each Affiliate of SHELL and, subject to Article 4.4, Contractor.

The Help Desk response time goals depend upon the severity of the problem and are as follows:


        ------------------- --------------------------- ------------------    ------------------------
        SEVERITY LEVEL      DEFINITION                  TARGET TIME TO        TARGET TIME TO
        (TO BE DEFINED BY                               RESPOND               RESOLVE
        SHELL FOCAL POINT)
        ------------------- --------------------------- ------------------    ------------------------
        Very High           Production system -         less than 0.5 hour    less than 4 hours
                            inoperative.
        ------------------- --------------------------- ------------------    ------------------------
        High                Production system -         less than 1.0 hour    less than 8 hours
                            severe loss of
                            functionality,  impact on
                            business operations.
        ------------------- --------------------------- ------------------    ------------------------
        Medium              Production system -         less than 2.0 hours   less than 1 working day
                            transaction or program
                            abend, business operation
                            not disabled.
        ------------------- --------------------------- ------------------    ------------------------
        Low                 Test system - any failure.  less than 8.0 hours   less than 5 working days
        ------------------- --------------------------- ------------------    ------------------------

LICENSOR shall arrange that problems of severity level "Very High" or "High" are given the highest level of priority in allocating resources and that the Help Desk on duty continues to work, including overtime, until the problem has been resolved.

problems of severity level "Very High" or "High" LICENSOR shall arrange that the Help Desk immediately informs and consults with a management nominee of LICENSOR on how to best resolve the problem.

In the event that problem of severity level "Very High" or "High" is not resolved or expected to be resolved within one working day, LICENSOR shall arrange that SHELL, or an Affiliates of SHELL or a Contractor nominated by SHELL is promptly informed and a joint plan is agreed.

LICENSOR shall for all problems (except of severity level "Low") use its best endeavours to arrange that a temporary solution is provided within one working day in case a problem cannot or is not expected to be resolved within one working day.

LICENSOR shall arrange that statistics are kept on response and resolution times (against the targets in the table above), and the character and cause of the problems. LICENSOR shall report these statistics to SHELL for the annual joint review of performance against targets described in Appendix II to determine underlying and systemic causes on the basis of which LICENSOR shall take corrective action to avoid future off-target performance.

4.3    SUPPORT
SHELL and Affiliates of SHELL may obtain Support services by entering into individual agreements in the form of Appendix VI - Pro-forma Support Agreement. Rates and prices will be based on the schedule of hourly rates contained in Appendix IV.

4.4 CONTRACTOR NOMINATION

SHELL and Affiliates of SHELL shall be free to nominate to LICENSOR any Contractor(s) to whom LICENSOR shall provide Help Desk and any other Support as prescribed in the appropriate Support Agreement pursuant to Appendix VI. In carrying out the services described in this Article 4 LICENSOR shall fully co-operate with Contractor(s) to the extent that SHELL or Affiliates of SHELL deem necessary.

ARTICLE 5 - PROPRIETARY RIGHTS

5.1    WARRANTY
LICENSOR warrants that it owns, or holds valid licences to the copyright and any other intellectual and industrial property rights in the Software, the Documentation and in any information the LICENSOR may make available under the Agreement. LICENSOR further warrants that it is entitled to licence the Software and furnish the Documentation under the terms of the Agreement.

5.2    OWNERSHIP AND COPYRIGHT
The copyright and any other intellectual and industrial property rights that may exist in the Software and the Documentation and in any enhancement thereof shall, unless otherwise agreed in writing, be vested in LICENSOR or be licensed by LICENSOR from a Third Party. No title or ownership of the Software or rights in patents, copyrights and trade secrets in the Software is transferred to SHELL by virtue of the Agreement. All copies of the Software provided by LICENSOR or made by SHELL, including partial copies within the Software Applications, are and shall remain the property of LICENSOR and subject to the terms and conditions of the Agreement.

SHELL agrees that copies of the Software shall bear LICENSOR's copyright, patent, proprietary and trademark notices, which SHELL and/or Affiliates of SHELL shall reproduce on all copies of the Software it manufactures. Such notices shall be placed on Documentation, on the Software, on screen at log-on, in object code, on packaging, labels, and diskette or tape jackets, as appropriate.

5.3    THIRD PARTY DISPUTES
LICENSOR represents that, upon execution of the Agreement, to the best of its knowledge the copyright and/or other intellectual or industrial property rights in the Software are not disputed by any Third Party.

5.4    THIRD PARTY INDEMNIFICATION
LICENSOR shall indemnify and hold SHELL, Affiliates of SHELL and SHELL Personnel harmless from all claims, liabilities, losses and damages asserted by any person, together with all costs, expenses or liabilities relating thereto based upon or resulting from any claim or action in respect of infringement of copyright or any other intellectual or industrial property rights made against SHELL, Affiliates of SHELL or SHELL Personnel and (allegedly) resulting from their possession or use of the Software or Documentation; provided SHELL gives LICENSOR prompt written notice within 30 days of such claim against it and further cooperates completely with LICENSOR in providing all necessary authority, information and reasonable assistance to enable LICENSOR at its option, to settle or defend such claim. LICENSOR shall have no liability for any claim of infringement based on use of the Software as modified or used by SHELL with other software or data if such infringement would have been avoided by the avoidance of use with such other software or data.

5.5    INFORMATION DUTY
SHELL shall promptly notify LICENSOR of any matters in respect of which the indemnity and hold harmless in Article 5.4 may apply and of which SHELL has knowledge.

5.6    DEFENCE AND SETTLEMENT
Upon notification in writing of any action or claim for which LICENSOR in accordance with Article 5.4 is to provide indemnity, LICENSOR shall defend or settle, at its option and at the expense of LICENSOR, all such actions or claims provided that LICENSOR shall have the right to control the defence and settlement of all such actions or claims. SHELL will take all such actions at the expense of LICENSOR, as may be reasonably requested by LICENSOR in connection with such defence or settlement.

5.7    CONSEQUENCES OF AN INFRINGEMENT
If a final judgement shall be rendered against SHELL, Affiliates of SHELL or SHELL Personnel for use or possession of the Software and Documentation or any part thereof by reason of an infringement, LICENSOR shall at its own expense and option either:

       i) procure for SHELL, Affiliates of SHELL and SHELL Personnel the right to continue to use the Software and the Documentation as described in the Agreement; or

       ii) modify or replace the Software and the Documentation or the infringing part thereof so that it becomes non-infringing without adversely affecting the capability of the Software. LICENSOR shall remain responsible for the Maintenance of the modified or replaced Software.

If the foregoing alternatives are not available and SHELL and/or Affiliates of SHELL are obliged to discontinue their use of the Software under such a judgement, LICENSOR shall request SHELL and Affiliates of SHELL to return all the Software to LICENSOR at LICENSOR's expense and repay to SHELL the total Licence fees paid by SHELL to LICENSOR hereunder, without prejudice to any other rights of SHELL under the Agreement or at law, and SHELL shall then agree to allow the Agreement and the licence granted thereunder to be terminated.


5.8      This Article not used.

5.9.     This Article not used.

ARTICLE 6 - WARRANTY AND REPRESENTATIONS
6.1      This Article not used.
6.2      This Article not used.

6.3    VIRUS TESTING/HIDDEN FUNCTIONALITY
LICENSOR warrants that any new Releases upon delivery will be free from computer code designed to disrupt the Software or the Operating System or destroy, corrupt or interfere with data including computer viruses or other malicious program code. LICENSOR shall establish appropriate checks and controls over the production and dispatch of Releases, Documentation and data files. LICENSOR undertakes to apply such controls to all diskettes, tapes, PC hard drives and any other form of program and file delivery whether tangible or intangible including any Releases delivered electronically via a telecommunications network.
6.4      This Article not used.

LICENSOR DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, THAT THE SOFTWARE IS, MERCHANTABLE OR FIT FOR A PARTICULAR PURPOSE. THERE ARE NO WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT.

ARTICLE 7 - SECURITY

7.1 This Article not used.

7.2    CONTINGENCY
Upon prior written approval by LICENSOR, SHELL and Affiliates of SHELL may store any part of the Software with a Third Party for safe-keeping and, in a fall-back situation, use the Software at the premises of a Third Party. LICENSOR shall in such an event, after written notice by SHELL or an Affiliate of SHELL, provide Maintenance, Help Desk and other Support pursuant to Article 4.5 to such premises.

7.3.   AUDIT BY SHELL
Without prejudice to LICENSOR's responsibilities under the Agreement, SHELL or its authorised representative shall have the right to carry out audits of LICENSOR and LICENSOR's records to verify LICENSOR's compliance with the provisions of the Agreement.

LICENSOR shall fully co-operate with SHELL in the carrying out of such audits. In particular SHELL shall have access to all LICENSOR Personnel dealing with matters relating to the Agreement and to all appropriate accounting records related to the Agreement. LICENSOR shall maintain such material for a minimum period of two years, or the length of time required under applicable law (whichever is the longer) from the termination of the Agreement to enable SHELL to carry out audits. SHELL shall have the right to reproduce for its internal purposes any of the aforementioned material. All information obtained by SHELL in the course of such audit shall be deemed Confidential Information and shall not be used or disclosed to any other person or firm except for the purpose of the Agreement.

ARTICLE 8 - SECRECY

8.1    UNDERTAKINGS
LICENSOR undertakes:

       a) to use Confidential Information received by it only for the purposes of the Agreement.

       b) to disclose Confidential Information only to LICENSOR Personnel who need it for the purpose of the Agreement;

       c) to preserve and cause LICENSOR Personnel to preserve the secrecy of Confidential Information; and

       d) not to disclose Confidential Information to a Third Party (other than to LICENSOR Personnel).

SHELL may disclose confidential information of LICENSOR to an Affiliate of SHELL or a Contractor provided that such party is bound vis-a-vis SHELL or Affiliates of SHELL, as the case may be, by secrecy provisions similar to those contained in the Agreement.

SHELL undertakes:

       a) to use Confidential Information received by it only for the purposes of the Agreement.

       b) to disclose Confidential Information only to SHELL Personnel who need it for the purpose of the Agreement;

       c) to preserve and cause SHELL Personnel to preserve the secrecy of Confidential Information; and

       d) not to disclose Confidential Information to a Third Party (other than to SHELL Personnel).


8.2    LENGTH OF UNDERTAKING
LICENSOR's undertaking under Article 8.1 shall continue for so long as the Confidential Information in question has not:

       a) become part of public knowledge or literature without breach of confidence on the part of LICENSOR (including LICENSOR Personnel);

       b) been disclosed to LICENSOR by a Third Party (other than one disclosing on behalf of SHELL and/or any Affiliate of SHELL) whose possession and disclosure of such Confidential Information is lawful and who was not under any secrecy obligation with respect to the same.

SHELL's undertaking under Article 8.1 shall continue for so long as the Confidential Information in question has not:

       a) become part of public knowledge or literature without breach of confidence on the part of SHELL (including SHELL Personnel);

       b) been disclosed to SHELL by a Third Party (other than one disclosing on behalf of LICENSOR) whose possession and disclosure of such Confidential Information is lawful and who was not under any secrecy obligation with respect to the same.


8.3    PUBLICITY
SHELL hereby agrees that LICENSOR is authorized to make reference to the Agreement or the activities carried out thereunder in any advertising, sales promotion or any other publicity or public statement in written, electronic or broadcast form. Use of Shell copyright logos shall be subject in each instance, to SHELL's written agreement.

8.4    LICENSOR PERSONNEL AND SHELL PERSONNEL
If requested by SHELL, the LICENSOR shall arrange that LICENSOR Personnel assigned to the provision of Maintenance requiring access to SHELL Confidential Information sign(s) a personal secrecy declaration vis-a-vis SHELL in the form of the Pro Forma given in Appendix III.

If requested by LICENSOR, SHELL shall arrange that SHELL Personnel requiring access to LICENSOR Confidential Information sign(s) a personal secrecy declaration vis-a-vis LICENSOR in substantially the form of the Pro Forma given in Appendix III

8.5    CONTAMINATION
LICENSOR shall use its best efforts to ensure that no information shall come to the knowledge of SHELL or Affiliates of SHELL or SHELL Personnel which is proprietary to Third Parties and which LICENSOR is not free to disclose without binder of secrecy.

8.6    RETURN OF MATERIAL
Upon termination LICENSOR and SHELL shall forthwith return to the other party all Confidential Records held in connection with the Agreement.

8.7    SURVIVAL OF TERMINATION
The provisions of this Article 8 shall survive the termination of the Agreement.

ARTICLE 9 - LIABILITY AND INSURANCE

9.1    PROPERTY

       9.1.1      LICENSOR PROPERTY

LICENSOR shall be responsible for, indemnify and hold SHELL harmless against all claims, proceedings, liabilities, losses, damages, costs and expenses whatsoever arising out of or resulting from any loss or damage to the property of LICENSOR or LICENSOR Personnel relating to the performance of the Agreement even if the loss or damage is caused by negligence on the part of SHELL or SHELL Personnel. However, the foregoing shall not apply to the extent Gross Negligence of SHELL or SHELL Personnel caused such loss or damage.

       9.1.2      SHELL PROPERTY

SHELL shall be responsible for, indemnify and hold LICENSOR harmless against all claims, proceedings, liabilities, losses, damages, costs and expenses whatsoever arising out of or resulting from any loss or damage to the property of SHELL or SHELL Personnel relating to the performance of the Agreement even if the loss or damage is caused by negligence on the part of LICENSOR or LICENSOR Personnel. However, the foregoing shall not apply to the extent Gross Negligence of LICENSOR or LICENSOR Personnel caused such loss or damage.

9.2      This Article not used.

9.3      This Article not used.

9.4    INDIRECT LOSS OR DAMAGE
Without prejudice to any indemnity given in the Agreement, neither party shall be liable to the other party for loss of profit, anticipated profit or revenue or business interruption or any other indirect or consequential loss or damage arising out of or in connection with the Agreement.

9.5.   INDEMNITIES
Any rights and indemnities given to SHELL in this Article 9 shall be deemed to include SHELL, Affiliates of SHELL, Contractor and their respective Personnel. Any rights and indemnities given to LICENSOR in this Article 9 shall be deemed to include LICENSOR Personnel.

9.6.   INSURANCE
Without limiting its obligations, LICENSOR shall, at its own expense, maintain for the duration of the Agreement, adequate insurance to cover its liabilities under the Agreement.
SHELL may, at any time, request proof of such compliance.

ARTICLE 10 - REMUNERATION AND PAYMENT

10.1   LICENCE FEE
In full consideration of the licence to use the Software and the Documentation and all other rights granted under the Agreement, SHELL shall pay to LICENSOR the one-time licence fee specified in Appendix IV.

10.2   MAINTENANCE FEE AND ROYALTY PAYMENTS
In full consideration for the provision of Maintenance and Help Desk, SHELL shall pay to LICENSOR the annual Maintenance fee specified in Appendix IV.

For one year from the Effective Date of the Agreement, SHELL shall continue to pay to LICENSOR the Royalty Payment for runtime licenses shipped by the Bellaire Technology Center as originally agreed upon by both parties pursuant to License Agreement #9325. As of the Effective Date, and continuing thereafter for the duration of the Agreement, the Royalty Payment shall also be used to calculate the Maintenance fee as specified in Appendix IV.

10.3   THIS ARTICLE NOT USED

10.4   SUPPORT RATES
The schedule of Support rates included in Appendix IV shall be the basis of rates to be incorporated in individual Agreements in the form of Appendix VI which may be executed by the LICENSOR and SHELL or Affiliates of SHELL for services in support of the Software. The schedule of Support rates may be revised by LICENSOR on an annual basis.


10.5   INVOICING AND PAYMENT PROCEDURES
LICENSOR's invoices shall clearly identify the Agreement reference number and the item to which they refer. The licence fee shall be invoiced to SHELL in accordance with the schedule in Appendix IV.

The annual Maintenance fee referred to in Article 10.2 shall be invoiced to SHELL and paid yearly in advance. Maintenance fees shall cover calendar years unless terminated in accordance with the Agreement.

Payment of all invoices under the Agreement shall be made by SHELL within thirty
(30) days from the date of receipt by SHELL of the invoice, provided that the invoice is correctly prepared and adequately documented. SHELL reserves the right to pay only the undisputed portion of a disputed invoice. SHELL and LICENSOR shall endeavour to settle at the earliest possible date any matters in dispute.

10.6   PAYMENT OF TAXES ETC.
LICENSOR shall be responsible for all taxes, levies, social security and other charges and duties imposed in connection the fulfilment of LICENSOR's obligations under the Agreement and shall indemnify and hold SHELL and Affiliates of SHELL harmless against any claim of whatever nature brought against SHELL or Affiliates of SHELL as a consequence thereof. Exceptionally, all prices quoted are exclusive of Value Added Tax or any other similar sales tax.

ARTICLE 11. - CONVERSION

11.1.  EXISTING AGREEMENTS WITH SHELL
Upon the Effective Date of the Agreement any existing agreements that SHELL has with LICENSOR for the licensing, maintenance and/or support of the Software or parts thereof shall be automatically terminated and all such licences, maintenance and support shall thereafter be considered as provided on the terms and conditions of the Agreement; provided however, that SHELL shall continue to pay the Royalty Payment for runtime licenses shipped by the Bellaire Technology Center pursuant to License Agreement #9325 for one year from the Effective Date of the Agreement. (see 10.2)

11.2.  EXISTING AGREEMENTS WITH AFFILIATES OF SHELL
Affiliates of SHELL having agreements in place with LICENSOR for the licensing, maintenance and/or support of the Software or parts thereof shall, following the signature of the Agreement have the right, but not be obliged, to terminate such existing agreements with thirty (30) days prior written notice upon the effective day of which such licences, maintenance and support shall be considered as provided on the terms and conditions of the Agreement.

11.3.  WAIVER OF FEES FOR EARLY TERMINATION
Any early termination fees which might be payable under agreements terminated in accordance with the foregoing are hereby waived by LICENSOR.

LICENSOR shall arrange that the terms of this Article 11 will be fully honoured by all other affiliates of the LICENSOR and by distributors and agents of LICENSOR in so far as SHELL and Affiliates of SHELL have agreements in place with such companies and distributors or agents for the licensing, maintenance and/or support of the Software.

Credits for licence fees paid by SHELL and Affiliates of SHELL for the Software and parts thereof are specified in Appendix IV.

ARTICLE 12. - EXPORT REGULATIONS
LICENSOR shall be responsible for obtaining at its own expense such authorisations, approvals, permits, consents, export and other licences as are necessary for LICENSOR'S deliveries to SHELL or Affiliates of SHELL.

ARTICLE 13. - INDEPENDENT PARTY
LICENSOR renders the licence, maintenance and other services under the Agreement as an independent party and is not authorised to act as the agent or representative of SHELL or Affiliates of SHELL or to represent that LICENSOR is entitled so to act.

ARTICLE 14. - SOURCE CODE ESCROW

14.1.  ESCROW AGREEMENT
The parties shall upon the signing of the Agreement execute an Escrow Agreement in the form of that attached to the Agreement as Appendix V, where such an Escrow Agreement is required by the Licence Specific details in Appendix I.

14.2.  INVOCATION OF ESCROW
In the event that the LICENSOR fails to provide Maintenance or Help Desk in accordance with the Agreement, is declared bankrupt, enters into a voluntary arrangement with creditors, administration or similar circumstances or fails to fulfil its responsibilities under the circumstances described in Article 16.3 below, SHELL shall be entitled to invoke the terms of the Escrow Agreement and thereafter be able freely to develop, maintain, distribute and support the Software and derivatives thereof for the business purposes of SHELL and Affiliates of SHELL. In the event that the Escrow Agreement is invoked as a result of failure to provide Maintenance or Help Desk services, such Escrow Agreement shall be invoked only for the purpose of correcting the problem, after which time the Source Code shall be returned to Escrow.

ARTICLE 15. - PERIOD AND TERMINATION OF AGREEMENT

15.1.  PERIOD OF THE AGREEMENT

The Agreement shall come into force on the Effective Date and it shall thereafter remain in force for an indefinite period of time, unless terminated pursuant to Article 5.7 or 15.2a.

15.2.  TERMINATION BY LICENSOR

       a) LICENSOR may terminate the Agreement with immediate effect upon SHELL's receipt of written notification to that effect in the event that SHELL, despite a reminder in writing from LICENSOR, defaults in the payment of the licence fee or maintenance fee due under the Agreement for more than sixty (60) days after its due date(s) as specified in Appendix IV. However, non-payment of a disputed amount shall not entitle LICENSOR to terminate in accordance with the foregoing. Upon termination pursuant to the foregoing, SHELL will either return to LICENSOR all copies of the Software and Documentation or certify in writing to LICENSOR that all such copies have been destroyed.

       b) In case of a serious default in the performance of the obligations under the Agreement to respect LICENSOR's intellectual or industrial property rights in the Software and the Documentation which default remains unremedied for a period of sixty (60) days after LICENSOR has given written notice to SHELL specifying such default and requesting the same to be remedied, LICENSOR may by written notice and with immediate effect, as LICENSOR's sole and exclusive remedy, exclude from the licence granted under the Agreement the usage rights of the relevant defaulting company, whether being SHELL, Affiliates of SHELL or Contractor, whilst all other rights granted under the Agreement shall remain unaffected. Upon partial termination in accordance with the foregoing, SHELL shall arrange that all copies of the Software and Documentation held by the defaulting company either are returned to LICENSOR or that it is certified in writing to LICENSOR that all such copies have been destroyed.


15.3.  TERMINATION/SUSPENSION OF MAINTENANCE AND HELP DESK
SHELL may terminate the Maintenance and Help Desk to be provided under the Agreement to the end of each calendar year by giving LICENSOR at least ninety
(90) days prior written notice thereof.

In case SHELL defaults in the payment of the annual Maintenance and/or Help Desk fee due under Articles 10.2 for more than sixty (60) days after LICENSOR has given written notice to SHELL specifying such default and requesting the same to be remedied, LICENSOR may as its sole and exclusive remedy suspend all Maintenance and/or Help Desk services until the default has been corrected.

With effect from the end of the tenth (10th) calendar year following the Effective Date and as from the end of any subsequent calendar year, LICENSOR may terminate the obligations to provide Maintenance and/or Help Desk by giving SHELL at least two years prior written notice thereof. Notwithstanding any prior existing source code escrow arrangements, LICENSOR shall, in case of such termination, provide all necessary assistance to SHELL in establishing satisfactory continuing arrangements for source code escrow.

15.4.  NO PREJUDICE
The termination of the Agreement shall not prejudice the application of its relevant terms to any remedies sought thereafter or to any rights or obligations then outstanding or specified or implied to survive expiry or termination.

ARTICLE 16. - LEGAL CONSTRUCTION

16.1.  APPLICABLE LAW/DISPUTE SETTLEMENT
The Agreement shall be exclusively governed by and construed in accordance with Minnesota law.

16.2.  ASSIGNMENT/SUBCONTRACTING
LICENSOR may not assign any of its rights or obligations under the Agreement to any Third Party except with the prior written consent of SHELL.

Except as described under Article 4, LICENSOR may not subcontract any of the services to be provided under the Agreement without the prior and written consent of SHELL. In the event that SHELL gives its consent to and LICENSOR subcontracts, LICENSOR shall remain fully responsible for the fulfilment in accordance with the Agreement of its obligations so subcontracted.

SHELL shall be free to assign any or all of its rights and/or obligations to an Affiliate of SHELL subject to:

       (i) SHELL giving the LICENSOR such reasonable notice and other information as is necessary for the LICENSOR to fulfil its obligations under the Agreement, and

       (ii) SHELL obtaining from the Affiliate of SHELL an undertaking to abide by the terms and conditions of this Agreement.

16.3.  AMALGAMATION/MERGER/TAKE-OVER
LICENSOR undertakes in the event of an amalgamation or merger with or take-over by a Third Party of its business or any other restructuring or reorganisation thereof including disposal of its rights to the Software, to use its best endeavours to ensure that its obligations under the Agreement will be performed and, if applicable and so requested by SHELL, to procure that the Third Party or new legal entity succeeding LICENSOR will replace LICENSOR as a full party to the Agreement. In the event that the LICENSOR fails to arrange terms satisfactory to SHELL, then the terms of Article 14 shall apply.

16.4.  ENTIRETY
The Agreement sets out the entire understanding between the parties with respect to the subject matter thereof and supersedes all prior oral and written arrangements and understandings between the parties relating thereto, subject to the requirements of Article 1.15.

16.5.  AMENDMENTS AND WAIVERS
The Agreement shall not be amended and none of its provisions shall be deemed to have been waived by any act or acceptance by either party except by an instrument in writing signed by authorised officers of the parties.

16.6.  PARTIAL INEFFECTIVENESS
If any provision of the Agreement shall be found to be illegal, unenforceable or otherwise invalid, then, notwithstanding any such invalidity, the Agreement shall remain in full force and effect and such provision shall be deemed to be deleted and substituted by a valid one which in its economic effect comes so close to the invalid provision that it can be reasonably assumed that the parties would have contracted also with this new provision. In case such a new provision cannot be found, the invalidity of one or more provisions of the Agreement will not affect the validity of the Agreement as a whole, unless the invalid provision was of such essential importance to the Agreement that it is to be reasonably assumed that the parties would not have contracted the Agreement without the invalid provision.

16.7   FORCE MAJEURE
Neither party shall be liable for any failure to fulfil any provision of the Agreement if and to the extent fulfilment has been interfered with, hindered, delayed or prevented by any circumstances beyond the control of the party concerned and which are not for his risk.

ARTICLE 17. - COMMUNICATIONS AND LANGUAGE
All notices or other communications to be sent by either party to the other party under the Agreement shall be deemed to have been sufficiently given if in writing and delivered by hand against written receipt or if sent by (registered) mail, telex, telegram, cable or facsimile to the address given in Appendix I - Licence Specific details, provided that either party may at any time designate a different or further address to which notices and other communications are thenceforth to be sent.

All communications under the Agreement shall be made in English.

IN WITNESS WHEREOF the parties have caused the Agreement to be validly executed by their duly authorised officers in duplicate originals on the dates and in the places hereinafter indicated.

FOR AND ON BEHALF OF                         FOR AND ON BEHALF OF
LICENSOR                                     SHELL
Signed    /s/ Lawrence McGraw                Signed /s/ illegible signature
Title     President/CEO                      Title  EPT-SG CCM
Date      13 March 1997                      Date   2 April 1997
Place     St. Paul, MN, USA                  Place  Rijswijk




[SHELL LOGO]


APPENDIX I - LICENCE SPECIFIC DETAILS.


A.1.1. THE SOFTWARE:

The Software, referred to in Articles 1.15 and 2.2.a. of the Agreement, is as detailed below:

       SHAPES(R) Geometric Computing Kernel Version 2 (including the SHAPES(R) Microtopology Module).

A.1.2. THE DOCUMENTATION:

The Documentation current at the Effective Date of the Agreement and referred to in Articles 1.6, 1.17 and 2.2.a of the Agreement, is as detailed below:

       Six (6) complete sets of SHAPES(R) user manual

A.1.3. THE EFFECTIVE DATE:

The Effective date of the Agreement, referred to in Article 1.7 of the Agreement and being the date on which the terms and conditions of the Agreement shall be deemed to have come into force and to become binding on the Parties, shall be MARCH 13, 1997.

A.1.4. THE OPERATING SYSTEM ENVIRONMENTS:

The Operating System Environments referred to in Articles 1.12 and 2.2.a of the
       Agreement, and supported by the LICENSOR at the Effective Date are:

       A.1.4.1: Computer Hardware:

       Silicon Graphics 5.3 (32-bit) and 6.2 (64-bit)

       Sun UltraSparc 1&2

       IBM RS6000

       Intel 386

       Any other platform designated by LICENSOR


       A.1.4.2: Operating Systems:

       Sun 4/Sparc (O.S.4.1 or greater)

       SGI Irix 5.3 & 6.2

       IBM AIX

       4.1 Linux (Intel 386)

       Sun Solaris 2.5

       Any other platform designated by LICENSOR


       A.1.4.3: Data Bases:

       Not Applicable.



A.1.5. SUPPLY REQUIREMENTS:

All Software and Documentation has been provided to SHELL under the prior
       License Agreement #9325, dated October 7, 1994, between SHELL and
       LICENSOR.

A.1.6. ESCROW AGREEMENT:

Pursuant to Article 14.1 an Escrow Agreement shall be executed in accordance with the Terms of the pro-forma Escrow Agreement in Appendix V.

A.1.7. COMMUNICATIONS:

Pursuant to Clause 17 all notices and official contractual communications shall be addressed to:


SHELL                                    LICENSOR

SHELL INTERNATIONAL                      XOX CORPORATION
EXPLORATION & PRODUCTION B.V.
Carel van Bylandtlaan 30,                1450 Energy Park Drive, Suite 120
2596 HR The Hague                        Saint Paul, Minnesota  55108
The Netherlands                          U.S.A.
F.a.o.:  EPT-SG                          F.a.o.

Notification address:

Research and Technical Services

Volmerlaan 8

2288 GD Rijswijk

The Netherlands


[SHELL LOGO]


APPENDIX II - REPORTING OBLIGATIONS


A.2.1. REPORTING OBLIGATIONS OF LICENSOR TO SHELL:

Pursuant to Article 2.7 of the Agreement the LICENSOR shall produce and issue to SHELL on the dates specified below the following reports:

       A.2.1.1: The LICENSOR shall produce an annual review of performance against mutually agreed maintenance targets for the year. The review shall include the Help Desk statistics to be collected by the LICENSOR pursuant to Article 4.2 of the Agreement. The report shall be submitted to SHELL by February 15 of the year following the year to which the report relates. Within two weeks of receipt of the report and at a mutually agreed date the Parties shall conduct an annual joint review of performance and shall agree to any necessary remedial actions appropriate and to amend targets if and as necessary for the ensuing year. For the first year of the Agreement, the maintenance performance targets shall be:

       a. Not applicable........................................................



       b........................................................................



       c........................................................................

       ETC...



       A.2.1.2: The LICENSOR shall keep SHELL reasonably informed of all product development and enhancement plans and shall officially notify SHELL of significant developments as soon as release planning is known to the LICENSOR.

       A.2.1.3: As soon as it is known to the LICENSOR and, in any event, not less than six (6) months prior to implementation or introduction, LICENSOR shall inform SHELL of any changes, increases or decreases in the support for Operating System Environments being provided by the LICENSOR.



A.2.2. REPORTING OBLIGATIONS OF SHELL TO LICENSOR:

       A.2.2.1. In the event that SHELL decides to licence SHELL proprietary software including software covered by this Agreement, SHELL will promptly inform LICENSOR of such a decision and include appropriate information.


[SHELL LOGO]


APPENDIX III - PRO FORMA SECRECY DECLARATION

                          PERSONNEL SECRECY DECLARATION

The undersigned, .............................................. (hereinafter referred to as the "DECLARANT") an employee of
 .................................................... a company incorporated under ............................. law, having its registered offices at
 ...............................................................................,
(hereinafter referred to as the "LICENSOR") hereby declares vis-a-vis SHELL INTERNATIONALE PETROLEUM MAATSCHAPPIJ B.V., a company incorporated under Netherlands law, having its registered office at 30, Carel van Bylandtlaan, 2596 HR, The Hague, The Netherlands (hereinafter referred to as "SHELL") that the DECLARANT undertakes to preserve the secrecy of certain information ("CONFIDENTIAL INFORMATION" as defined below), acquired by the DECLARANT as a result of the LICENSOR's rendering of services to SHELL pursuant to the Agreement for

 ....................................................... between the LICENSOR and

SHELL, effective date ........................ in accordance with the provisions set forth below.

1. For the purpose of this secrecy declaration 'CONFIDENTIAL INFORMATION' means any knowledge, data and information at any time disclosed to the DECLARANT by or on behalf of SHELL or any AFFILIATE OF SHELL (as defined below) in writing, in drawings, in computer programs or in any other way, or at any time acquired by the DECLARANT directly or indirectly from SHELL or any AFFILIATE OF SHELL, as well as all knowledge, data and information derived therefrom, to the extent that such knowledge, data and information at the time of such disclosure or acquisition is not:

         (a)      in the lawful and unrestricted possession of the DECLARANT, or

         (b)      part of public knowledge or literature

2. The DECLARANT undertakes that at all times he/she shall:

         (a)      preserve the secrecy of any CONFIDENTIAL INFORMATION;

         (b) not disclose to any third party any CONFIDENTIAL INFORMATION except, in each case, with SHELL's prior written consent in which event the DECLARANT shall require from such third party that they shall abide by stipulations on nondisclosure equivalent to those contained in this secrecy declaration;

         (c) not use any CONFIDENTIAL INFORMATION for any purpose other than the rendering of the services referred to above.

3. The undertakings under paragraph 2 above shall continue in so far and for so long as the CONFIDENTIAL INFORMATION in question has not:

         (a) become part of public knowledge of literature without breach of confidence on the part of the DECLARANT;

         (b) been disclosed to the DECLARANT (without any obligation to maintain its secrecy) by a third party (other than an AFFILIATE OF SHELL or a party disclosing on behalf of SHELL or an AFFILIATE OF SHELL) who could lawfully do so and who did not derive such CONFIDENTIAL INFORMATION from SHELL or any AFFILIATE OF SHELL.

4. The title to, ownership of and copyright in any document or other material containing CONFIDENTIAL INFORMATION obtained by the DECLARANT from SHELL in connection with the services referred to above shall remain vested in SHELL and the DECLARANT undertakes to return all such documents and other materials to SHELL upon completion of the said services without retaining any copies thereof.

5. "AFFILIATE OF SHELL" as used in this secrecy declaration shall mean

         (a) N.V. Koninklijke Nederlandsche Petroleum Maatschappij (a Netherlands company), The "Shell" Transport and Trading Company, p.l.c. (an English company), and any company other than SHELL which is for the time being directly or indirectly affiliated with the first-mentioned companies or either of them.

         For the purpose of this definition, a particular company is:

         (i) directly affiliated with another company or companies if the latter hold(s) shares carrying fifty per cent (50%) or more of the votes exercisable at a general meeting (or its equivalent) of the particular company, and

         (ii) indirectly affiliated with a company or companies ('the parent company or companies') if a series of companies can be specified, beginning with the parent company or companies and ending with the particular company, so related that each company or companies, except the parent company or companies, is directly affiliated with one or more of the companies earlier in the series.

         (b) any company which is managed or operated by a company as defined in (a) above and/or has a construction, operating or technical service agreement with SHELL and/or a company as defined under (a) above.

6. This secrecy declaration shall be exclusively governed by and interpreted in accordance with Netherlands law.


        signed by the DECLARANT in duplicate

        at.........................................................

        this..................day of .................. 199

        (Name).....................................................
/
        (Signature)................................................



[SHELL LOGO]

APPENDIX IV - PRICES, SCHEDULE OF RATES, PAYMENT SCHEDULE


A.4.1. LICENCE:

       A.4.1.1: Corporate Licence Fee

       Pursuant to Article 10.1 of the Agreement and in full consideration for unlimited and perpetual worldwide internal use by SHELL, Affiliates of SHELL and Contractors of the Software and Documentation all as described in the Agreement, SHELL shall pay to the LICENSOR the one time licence fee of Two Hundred Fifty Thousand Dollars ($250,000.00) in U.S. currency.

       A.4.1.2: Payment Schedule

       The Licence fee referred to in A.4.1.1. above shall be invoiced accordance with the following schedule:

       Payment 1:....$100,000, an amount established by SHELL as of December 31,
       1996

       Payment 2:.....$150,000, upon the Effective Date of the Agreement



A.4.2. MAINTENANCE:

       A.4.2.1: Maintenance Fee

       The annual Maintenance Fee, which will be payable beginning one year from the Effective Date of the Agreement, shall be:

       Thirty-Seven Thousand Five Hundred Dollars ($37,500.00) plus Fifteen Percent (15%) of the Royalty Payment owed for the prior year, in U.S. currency.

       A.4.2.2: Payment Schedule

       The one time license fee specified in A.4.1 includes payment for maintenance provided during the first twelve months following the Effective Date. Sixty days after the one year anniversary of the Effective Date, Payment 1 shall be invoiced covering maintenance provided during that year. The second and subsequent payments shall be invoiced on the twelve month anniversary date of Payment 1.

       A.4.2.3: This Article not used.

       A.4.2.4: This Article not used.

       A.4.2.5: This Article not used.

A.4.3. THIS ARTICLE IS NOT USED

A.4.4. SUPPORT RATES:

       A.4.4.1: Support Rates

       Support requested by SHELL or Affiliates of SHELL pursuant to Article
       10.4 and subject to execution of a Support Agreement in the form of Appendix VI between SHELL or the Affiliate of SHELL as the case may be, and the LICENSOR, shall be charged at the following rates:


              Pos.Nr.                            Position Title                           Daily Rate

                                                                                       (U.S. CURRENCY)
      ------------------------ --------------------------------------------------- ------------------------
           Craig Andersh                         Support Manager                           $750.00
      ------------------------ --------------------------------------------------- ------------------------
           Randy Guetter                 Customer Support Representative                   $750.00
      ------------------------ --------------------------------------------------- ------------------------
             Eric Moore                         Software Engineer                          $750.00
      ------------------------ --------------------------------------------------- ------------------------


       A.4.4.3. Review Date

       The Support Rates may be reviewed pursuant to Article 10.4 of the Agreement.

       A.4.4.4: This Article not used.